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                                  EXHIBIT 23.1

               CONSENT OF FORTNER, BAYENS, LEVKULICH AND CO., P.C.

                       CONSENT OF INDEPENDENT ACCOUNTANTS'



To Board of Directors
Front Range Capital Corporation


         We consent to the use in the Form 10-QSB of Front Range Capital Corporation for the quarterly period ended September 30, 2002 our report dated November 1, 2002 relating to the consolidated balance sheet of Front Range Capital Corporation and subsidiaries as of September 30, 2002 and the related consolidated statements of income, comprehensive income and cash flows for the three-month period then ended.







                                  /s/ Fortner, Bayens, Levkulich & Co., P.C.

Denver, Colorado
November 12, 2002